As filed with the Securities and Exchange Commission on August 7, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF

THE SECURITIES EXCHANGE ACT OF 1934

AB Private Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	93-6555027
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Colorado Street Suite 1500 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-280361

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.01 per share

Class D Shares, par value $0.01 per share

Class I Shares, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest, and Class I common shares of beneficial interest, par value $0.01 per share (collectively, the “Common Shares”) of AB Private Lending Fund (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Common Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-280361), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on July 26, 2024 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

1.

Form of Second Amended and Restated Declaration of Trust of the Registrant (incorporated by reference to Exhibit (a)(3) to the Registration Statement on Form N-2 (File No. 333-280361), filed on June 20, 2024).

2.	Bylaws of the Registrant (incorporated by reference to Exhibit (b) to the Registration Statement on Form N-2 (File No. 333-280361), filed on June 20, 2024).

3.	Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) to the Registration Statement on Form N-2 (File No. 333-280361), filed on June 20, 2024).

4.	Form of Subscription Agreement (incorporated by reference to Appendix A of Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 (File No. 333-280361), filed on July 26, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 7, 2024

AB PRIVATE LENDING FUND

By:	/s/ J. Brent Humphries
J. Brent Humphries
Title: President and Chief Executive Officer